        ROCHDALE ATLAS FUND

        Proxy for Special Meeting of Shareholders to be held on August 24, 2007

Exhibit 17.2

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholder(s) of the Rochdale Atlas Portfolio (the “Fund”), a portfolio of Rochdale Investment Trust (the “Trust”) hereby appoints ______, _______, _____ and _____or any one of them, true and lawful attorneys, each with the power of substitution, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Meeting”) to be held on August 24, 2007, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m. and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot.  If no choice is indicated, this proxy will be voted “For” approval of the Proposal. Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF ROCHDALE INVESTMENT TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

1.
To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated InterContinental Fund (“Federated Fund”) a portfolio of Federated Equity Funds, would acquire all of the assets of the Rochdale Fund in exchange for Class A Shares of the Federated Fund, to be distributed pro rata by the Rochdale Fund to its shareholders in complete liquidation and termination of the Rochdale Fund.

FOR                                          [   ]
AGAINST                                [   ]
ABSTAIN                                [   ]

YOUR VOTE IS IMPORTANT
Please complete, sign and return
this card as soon as possible.

Dated

Signature

Signature (Joint Owners)

Please sign this proxy exactly as your name appears on the books of the Trust.  Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

You may also vote your shares by touchtone phone by calling 1-800-690-6903 or through the Internet at www.proxyvote.com